                                                                    Exhibit 23.7

Consent of Independent Certified Public Accountants

Board of Directors
Gameco, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 28, 2002, relating to the consolidated financial statements of Jalou II Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
Richmond, Virginia

May 14, 2002